iQSTEL Issues December 2019 Shareholder Letter (Revenues, Reg-A, Debt Restructuring)

NEW YORK, NY -- (Marketwired) – 30/12/2019 - iQSTEL Inc. (OTC PINK: IQST) today issued a letter to shareholders.

LETTER TO OUR SHAREHOLDERS

Dear Shareholders:

On behalf of our management team, I would like to present this letter to our shareholders in order to inform about our estimated revenues for the year ended December 31, 2019, our Reg-A offering qualification, debt restructuring, and the projects for the first two quarters of 2020.

Corporate Revenue Estimation FY-2019:

Since the acquisition of SwissLink on August 7 of 2019, iQSTEL’s consolidated annual revenue jumped to approximately $22 Million. This revenue represents a year-over-year increase of approximately 60%, putting us in a much higher revenue category, on a consolidated basis.

iQSTEL will produce a record revenue year of approximately $18 Million for YE 2019, in comparison to $13,777,379 in 2018. This represents 30% growth year-over-year.

We believe our two operating companies, Etelix and SwissLink, have been successfully at developing their business plan and daily commercial activities. Additionally, not only have we successfully integrated Swisslink to our overall business plan, but we are in the process of implementing the expected synergies between the two companies regarding cross-selling opportunities, administrative, IT and operating activities. We expect these synergies to further benefit our company into 2020.

Reg-A shares offering:

The Reg-A offering is a very important part for the development of our business plan. We recently made a pricing adjustment through a post-effective amendment process with the Securities and Exchange Commission.

After our last qualification on December 9th, we have begun the Blue Sky offering registration of in the NY and FL states, as a final step in our offering process and capital raising activities. .

We estimate that in the coming 2-3 weeks we will be able to begin the placement of our Reg-A offering, which as previously announced, will give us the financial support to execute our business plan, which may include acquisitions, launching new business initiatives as well as the cleaning up our outstanding debt obligations.

Debt Restructuring:

As a bridge financing mechanism, we acquired approximately $2 million in convertible debt during 2019, which was necessary to continue our organic growth plan as well as our acquisition strategies. Recently, we have been able to bring in additional 3rd party financing, which has been entirely used to redeem and reprogram maturity terms in order to avoid this convertible debt from coming to the market in a short window of time.

In this regard, we are pleased to announce the following refinancing terms:

1)We reached an agreement with a major long-term investor to redeem approximately 12% of our outstanding debt. This allowed us to extend maturity on these notes from 1-2 months currently, to 6-12 months.

2)Additionally, we reached another agreement with a 3rd party investor to acquire approximately $65% of the outstanding convertible debt in 3 tranches, of which the first tranche of $460,000 has been closed and deployed. The rest of the funding will come in as backup plan to acquire the balance of the debt as it comes due, in case the Reg A offering does not generate the expected capital raise in the time needed.

3)Lastly, we have reached a Forbearance Agreement with 4 note holders as part of the reprogramming of the maturity of these convertible notes, with the hope that our Reg A offering will generate the proceeds needed to redeem the balance of the notes.

In conclusion, we believe that we have finalized and executed a well-laid out plan to redeem and/or extend maturity of our convertible debt as to allow us to execute the debt redemption plan that was originally budgeted at the beginning of the year.

The details of this plan are expected to be disclosed in a Current Report on Form 8-K that will plan to file in the coming week.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Shareholders Look-Up and Leak-Out:

As an additional show-of-faith by our common shareholders, over 83% of our them have agreed to lockup their investments for a period of at least 4 months, after which they agreed to an additional leak-out agreement, in case they determine to exit part or all of their investment. We believe this is great show of faith by our long-term investors in our management team and business plan. The details will be disclosed on a Form 8-K that will plan to file in the coming week.

Projects FY-2020:

As we have done in 2019, in 2020 we plan to launch new services, such as SMS Applications to Person (A2P), which are expected to provide another revenue stream, which we believe will complement and provide further synergies with our current operative companies, Etelix and SwissLink.

Additionally, as we previously disclosed, we are looking at getting involved in the development of Blockchain Technology for Telecommunications, and we have been involved in some preliminary discussions with some businesses in this space.

Lastly, we are also are looking at opportunities that will allow us to offer telecommunications products and services to end-users such as cloud-based IP-PBX services, and we have been involved in some preliminary discussions with some businesses in this space as well.

For further details or any question related iQSTEL, Etelix, SwissLink, please feel free to contact us at investors@iqstel.com.

We would like to express our appreciation and gratitude for your trust in iQSTEL, and we look forward to building a World-Class Telecommunications and Internet Services Corporation with you onboard.

Best regards.

Leandro Iglesias

President/CEO

About iQSTEL Inc.:

iQSTEL (OTC: IQST) www.iQSTEL.com is a technology company offering a wide array of services to the Telecommunications Industry. These include services to International Long-Distance Telecommunications Operators (ILD Wholesale), Retail and Corporate markets (ILD Retail), Submarine Fiber Optic Network capacity, Satellite Communications services, Mobile Virtual Network Operator (MVNO) services, Internet of Things (IoT) technology solutions, Data Center facilities capacity leasing, and Blockchain solutions for the Telecommunications industry. iQSTEL fully owns Etelix.com USA LLC (www.etelix.com), a Federal Telecommunications Commission (FCC) licensed, international telecommunication carrier based in Miami, Florida.

About Etelix.com USA, LLC:

Etelix.com USA LLC www.etelix.com is wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

About SwissLink Carrier AG:

SwissLink Carrier AG www.swisslink-carrier.com is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator, having a domestic Interconnect with Swisscom, allowing their international Carrier Customers direct terminations via SwissLink into all Switzerland Fix & Mobile Networks. Since the takeover from Swissphone in November 2018 and the rename into SwissLink, they operate on a profitable level.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR

Email: investors@iqstel.com

Source: iQSTEL Inc.

www.iqstel.com ; www.swisslink-carrier.com and www.etelix.com